UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 9, 2022

SOUTHWEST GAS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37976	81-3881866
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8360 S. Durango Dr.
Post Office Box 98510
Las Vegas, Nevada
(Address of principal executive offices)

89193-8510

(Zip Code)

Registrant’s telephone number, including area code: (702) 876-7237

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of class)	(Trading symbol)	(Exchange on which registered)
Southwest Gas Holdings, Inc. Common Stock, $1 par value	SWX	New York Stock Exchange
Preferred Stock Purchase Rights	N/A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 9, 2022, in accordance with the previously disclosed terms of the Cooperation Agreement, dated May 6, 2022, as amended to the date hereof, by and among Southwest Gas Holdings, Inc. (the “Company”) and Carl C. Icahn and the persons and entities listed therein, the board of directors (the “Board”) of the Company appointed Ruby Sharma to the Board to replace José A. Cárdenas effective August 9, 2022. Upon Ms. Sharma’s appointment, Mr. Cárdenas’ resignation became effective, as described in the Company’s Current Report on Form 8-K filed on May 10, 2022.

In connection with her appointment, the Board has appointed Ms. Sharma to the Nominating and Corporate Governance and Compensation Committees of the Board.

Ms. Sharma is a multi-cultural, global business advisor with comprehensive expertise and skills in Strategy, Operational Risk Transformation, Mergers and Acquisitions, Governance, Audit and Accounting. Ms. Sharma has served as Managing Partner of RNB Strategic Advisors, a strategic advisory firm, since September 2018. Ms. Sharma served as a Partner at Ernst & Young LLP (“EY”) from 2002 until her retirement in December 2017. Prior to her time at EY, Ms. Sharma served as Senior Manager of Forensic and Litigation Services at Arthur Andersen LLP from 1999 to 2002. Ms. Sharma has led internal investigations, working with the U.S. Securities & Exchange Commission and other regulatory organizations on complex issues involving white-collar crime, Foreign Corrupt Practices Act, risk and damage assessments and accounting and financial issues. A frequent keynote speaker and panelist on corporate governance topics, Ms. Sharma has authored several audit committee handbooks and guides, as well as white papers on governance, value protection and diversity and inclusion topics. She currently serves as a member of the board of directors of ShotSpotter, Inc. (NASDAQ: SSTI), Nautilus, Inc. (NYSE: NLS) and Aspira Women’s Health Inc. (NASDAQ: AWH) and as an advisory council member for reacHIRE. She previously served as the Chair of the Audit Committee at Penn Medicine Princeton Health, as a board trustee for the National Ascend Organization and a member of the Asia Society Business Council. Ms. Sharma is a Fellow Chartered Accountant (Institute of Chartered Accountants in England & Wales) and holds a Bachelor of Arts in Economics from Delhi University, India. Ms. Sharma has also attended the Executive Education program for EY Partners at Northwestern University, Kellogg School of Management.

The Board determined that Ms. Sharma qualifies as an “independent director” for purposes of the New York Stock Exchange listing standards.

Other than as described herein, the selection of Ms. Sharma to serve as a director of the Company was not pursuant to any arrangement or understanding with any other person. There are no family relationships between Ms. Sharma and any director or executive officer of the Company and there are no transactions between Ms. Sharma and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

Ms. Sharma’s compensation as a director will be consistent with the compensation policies applicable to the Company’s other independent directors. The Company will enter into an indemnification agreement with Ms. Sharma in connection with her appointment to the Board, which will be in substantially the same form as those entered into with the other directors of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST GAS HOLDINGS, INC.
/s/ Thomas E. Moran
Date: August 9, 2022	Thomas E. Moran Vice President/General Counsel/Corporate Secretary